UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________
FORM 8-K
 _____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2019
 _____________________________
Medtronic Public Limited Company
(Exact name of Registrant as Specified in its Charter)
  _____________________________

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street
Dublin 2, Ireland
(Address of principal executive offices) (Zip Code)
+353 1 438-1700
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, par value $0.0001 per share	MDT	New York Stock Exchange
Floating Rate Notes due 2021	MDT/21	New York Stock Exchange
0.000% Senior Notes due 2021	MDT/21A	New York Stock Exchange
0.000% Senior Notes due 2022	MDT/22B	New York Stock Exchange
0.375% Senior Notes due 2023	MDT/23B	New York Stock Exchange
0.25% Senior Notes due 2025	MDT/25	New York Stock Exchange
1.125% Senior Notes due 2027	MDT/27	New York Stock Exchange
1.625% Senior Notes due 2031	MDT/31	New York Stock Exchange
1.00% Senior Notes due 2031	MDT/31A	New York Stock Exchange
2.250% Senior Notes due 2039	MDT/39A	New York Stock Exchange
1.50% Senior Notes due 2039	MDT/39B	New York Stock Exchange
1.75% Senior Notes due 2049	MDT/49	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

As previously announced, Medtronic plc (the “Company”) today will host a Robotic-Assisted Surgery (RAS) Investor Update in Hartford, Conn., for analysts and investors from 2:00 p.m. to approximately 5:30 p.m. Eastern Daylight Time.

Medtronic will host a live audio webcast of the RAS Investor Update today which, along with slides, can be accessed by clicking on the Investor Events link at http://investorrelations.medtronic.com on September 24, 2019. An archived audio file will be available for replay on the same webpage later in the day and will be available for approximately twelve months.

The Investor Update will include a RAS prostatectomy procedure performed in a cadaveric lab as part of the Medtronic Minimally Invasive Therapy Group’s ongoing development and testing process of its RAS technology, as well as a short procedure overview with pre-recorded video from a recent cadaveric procedure that was also part of the Company’s ongoing development and testing process. Medtronic’s RAS technology is currently under development. Participants should not infer indications for use. The system is not cleared or approved in any market and is not available for sale or clinical use. In addition, the update will include remarks and responses to audience questions from a panel of surgeons and Medtronic management. Management Q&A is scheduled to begin at approximately 4:15 p.m. Eastern Daylight Time, or shortly thereafter. All procedure footage will be narrated.

The investigational system that will be shown in the update includes a tower, surgeon console, surgical end effectors, and robotic arm carts. The objective of the tower design is to provide a solution that is (1) universal (both RAS and laparoscopic applications), (2) upgradeable, and (3) modular. The surgeon console design aims to provide (1) an open architecture and (2) a three-dimensional, high-definition visualization. The surgical end effector design aims to (1) take advantage of the expertise, know-how, and IP of our existing MITG surgical instrumentation portfolio, and (2) use across a broad spectrum of surgical procedures. The robotic arm cart design aims to provide a solution that is (1) modular and portable, (2) allows for flexible positioning (use one or up to four arms), and (3) uses Medtronic end effectors.

Medtronic’s robotic-assisted surgical system is an investigational device currently under development. Safety and effectiveness of the system has not been established. The system is not cleared or approved in any market and is not available for sale or clinical use.

Medtronic
Hugo™ RAS
Hugo™ RAS
Medtronic
Hugo™ RAS
Medtronic

Figure 1. Medtronic’s RAS system components from left to right: Tower, Surgeon Console, and Robotic Arm Carts

Figure 2. Surgical end effectors

Figure 3. Pedal controls on Surgeon Console

Figure 4. Bird's eye view of robotic arms

Figure 5. Suturing with wristed end effectors

Figure 6. Dissection with electrosurgical end effector

Figure 7. Grasping and dissecting tissue with wristed end effectors

This Current Report on Form 8-K contains forward-looking statements that are not historical in nature. Such forward-looking statements are subject to risks and uncertainties, including the risks related to the RAS system and its development and acceptance in the marketplace, risks related to Medtronic’s use and development of intellectual property, competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in Medtronic plc’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of Medtronic plc, as filed with the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

	By	/s/ Bradley E. Lerman
Date: September 24, 2019		Bradley E. Lerman
Senior Vice President, General Counsel and Corporate Security